Exhibit 5.1

Opinion of Sullivan & Worcester LLP

July 31, 2014

American DG Energy Inc.

45 First Avenue

Waltham, MA 02451

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is being furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-191580) (the “Registration Statement”) filed by American DG Energy Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of shares of the Company’s common stock and warrants to purchase the Company’s common stock, all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act for an indeterminate initial offering price, as set forth in the Registration Statement and the prospectus contained therein (the “Base Prospectus”) and (ii) the prospectus supplement, dated July 31, 2014 (the “Prospectus Supplement” and, together with the related Base Prospectus, the “Prospectus”) relating to the issuance and sale pursuant to the Registration Statement of up to 3,047,500 shares (the “Shares”) of Common Stock (the “Common Stock”) and warrants (the “Warrants” and, together with the Common Stock, the “Securities”) to purchase up to 3,047,500 shares of Common Stock, including Shares and Warrants granted to the underwriters to cover over-allotments.

The Shares and the Warrants are to be issued and sold by the Company pursuant to the underwriting agreement, dated as of July 31, 2014 (the “Underwriting Agreement”), among the Company and the several Underwriters listed on Schedule I to the Underwriting Agreement, the form of which is being filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K related to the offering being filed with the Commission.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Securities pursuant to the Underwriting Agreement. We have examined and relied upon signed copies of the Registration Statement and a copy of the Prospectus, each as filed with the Commission. We have also examined and relied upon minutes and/or written consents of the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal capacity of all signatories to such documents.

Our opinions set forth below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (iv) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court.

We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

2. The Warrants have been duly authorized for issuance and, when the Warrants are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. The shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) have been duly authorized for issuance and, when issued and paid for in accordance with the provisions of the Warrants, including the payment of the exercise price therefor, the Warrant Shares will be validly issued, fully paid and non-assessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company on the date hereof in connection with the issue and sale of the Securities and to the use of our name in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ SULLIVAN & WORCESTER LLP